EXHIBIT 99.1

CONTACT:

Felicia Vonella

(914) 326-5146

fvonella@acorda.com

FOR IMMEDIATE RELEASE

Acorda Provides Update for Third Quarter Ended September 30, 2019

•	Corporate restructuring implemented to reduce costs and focus resources on INBRIJA® (levodopa inhalation powder) launch
•	INBRIJA 3Q 2019 net sales of $5 million
•	INBRIJA approved in the European Union
•	AMPYRA® (dalfampridine) 3Q 2019 net sales of $38 million
•	2019 year end cash balance expected to be greater than $225 million

ARDSLEY, NY – November 4, 2019 – Acorda Therapeutics, Inc. (NASDAQ: ACOR) provided a financial update for the quarter ended September 30, 2019.

“Our focus has been on ensuring physician awareness and clearing a pathway for access to Inbrija. We have been receiving encouraging feedback on Inbrija from physicians suggesting it should become standard of care for the treatment of Parkinson’s. This is consistent with market research from healthcare professionals and people living with Parkinson’s indicating that Inbrija will become a significant product,” said Ron Cohen, M.D., Acorda's President and CEO. “Acorda’s recent restructuring, albeit difficult, substantially reduced our expense structure, so that we may more effectively focus our resources on the launch of Inbrija and the restructuring of our convertible debt.”

Third Quarter 2019 Financial Results

For the quarter ended September 30, 2019, the Company reported INBRIJA net revenue of $4.9 million. INBRIJA became commercially available on February 28, 2019.

For the quarter ended September 30, 2019, the Company reported AMPYRA net revenue of $37.6 million compared to $137.8 million for the same quarter in 2018. In September 2018, AMPYRA lost its exclusivity and generics entered the market. Consequently, the Company expects AMPYRA revenue to continue to decline.

Research and development (R&D) expenses for the quarter ended September 30, 2019 were $16.1 million, including $0.7 million of share-based compensation compared to $22.9 million, including $1.1 million of share-based compensation for the same quarter in 2018.

Sales, general and administrative (SG&A) expenses for the quarter ended September 30, 2019 were $48.7 million, including $2.4 million of share-based compensation compared to $43.6 million, including $4.0 million of share-based compensation for the same quarter in 2018.

The Company reviewed its goodwill for the quarter ended September 30, 2019 as part of its normal reporting process. The Company determined that a triggering event occurred due to a decline in the trading price of the Company’s common stock at and around the end of the quarter ended September 30, 2019. Based on the analysis performed, the Company determined that the goodwill was fully impaired and recorded a non-cash impairment charge of $277.6 million.

Provision for income taxes for the quarter ended September 30, 2019 was $0.02 million compared to a provision for income taxes of $38.0 million for the same quarter in 2018.

The Company reported a GAAP net loss of $263.5 million for the quarter ended September 30, 2019, or $5.55 per diluted share. GAAP net loss in the same quarter of 2018 was $13.9 million, or $0.29 per diluted share.

Non-GAAP net loss for the quarter ended September 30, 2019 was $21.9 million, or $0.46 per diluted share. Non-GAAP net income in the same quarter of 2018 was $8.1 million, or $0.17 per diluted share. This quarterly non-GAAP net (loss) income measure, more fully described below under “Non-GAAP Financial Measures,” excludes share-based compensation charges, non-cash interest charges on our debt, changes in the fair value of acquired contingent consideration, and goodwill impairment charges. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

At September 30, 2019, the Company had cash, cash equivalents and short-term investments of $253 million. The Company has $345 million of convertible senior notes due in 2021 with a conversion price of $42.56.

Revised 2019 Financial Guidance; 2020 Financial Guidance

•

2019: R&D expenses for the full year 2019 are expected to be $55 - $60 million, reduced from $70 - $80 million. SG&A expenses for the full year 2019 are expected to be $185 - $190 million, reduced from $200 - $210 million.

•	2020: R&D expenses for the full year 2020 are expected to be $20 - $25 million and SG&A expenses for the full year 2020 are expected to be $160 - $165 million.
•	These are non-GAAP projections that exclude restructuring costs and share-based compensation, as more fully described below under “Non-GAAP Financial Measures.”

Highlights

•	Corporate Restructuring
-

In October, the Company announced a corporate restructuring to reduce costs and focus its resources on the launch of INBRIJA. As part of this restructuring, Acorda is reducing headcount by approximately 25% through a reduction in force which is expected to be completed in Q1

2020. In connection with the restructuring, the Company also announced the reduced estimated 2019 operating expenses and 2020 operating expense guidance described above.
-

The Company expects to realize estimated annualized cost savings related to headcount reduction of approximately $21 million beginning in 2020. Acorda estimates that it will incur approximately $8 million of pre-tax charges for severance and other costs related to the restructuring, through the first quarter of 2020.

-	Total operating expenses in 2020 are estimated to be ~$60 million less than in 2019.
•	INBRIJA launch metrics through October 2019
-	~ 6,400 prescription request forms (PRFs)
-	> 3,100 patients received a first dispense
-	> 12,750 total cartons dispensed
-	> 1,600 unique prescribers; ~55% repeat prescribers
•	As of October 30, 2019, INBRIJA is available in the U.S. without the need for a medical exception for ~66% of commercial and ~25% of Medicare plan lives.
•

On September 24, the European Commission (EC) granted Marketing Authorization for Inbrija 33 mg inhalation powder, hard capsules. The Marketing Authorization approves Inbrija for use in the 28 countries of the European Union, as well as Iceland, Norway and Liechtenstein.

•

On October 7, the U. S. Supreme Court denied the Company’s petition for certiorari requesting review of the Federal Circuit Court of Appeals’ decision in Acorda Therapeutics, Inc. v. Roxane Laboratories, et al.  That decision upheld the invalidation of certain Ampyra patents in litigation against various generics manufacturers.

Webcast and Conference Call

The Company will host a conference call today at 4:30 p.m. ET. To participate in the conference call, please dial (833) 236-2756 (domestic) or (647) 689-4181 (international) and reference the access code 5464078. The presentation will be available on the Investors section of www.acorda.com.

A replay of the call will be available from 7:30 p.m. ET on November 4, 2019 until 11:59 p.m. ET on December 4, 2019. To access the replay, please dial (800) 585-8367 (domestic) or (416) 621-4642 (international); reference code 5464078. The archived webcast will be available in the Investor Relations section of the Acorda website at www.acorda.com.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided non-GAAP net (loss) income, adjusted to exclude the items below, and has provided 2019 guidance for R&D and SG&A expenses on a non-GAAP basis. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes the presentation of non-GAAP net (loss) income, when viewed in conjunction with our GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because this measure excludes (i) non-cash compensation charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) non-cash interest charges related to the accounting for our outstanding convertible debt which are in excess of the actual interest expense owing on such convertible debt, as well as non-cash interest related to the Fampyra monetization, and acquired Biotie debt, (iii) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the relevant periods, (iv) goodwill impairment which is a non-cash charge that relates to a reduction in the market capitalization of the Company and is not routine to the operation of the business, and (v) expenses that pertain to non-routine restructuring events. The Company believes its non-GAAP net (loss) income measure helps indicate underlying trends in the Company's business and is important in comparing current results with prior period results and understanding projected operating performance.  Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

In addition to non-GAAP net (loss) income, we have provided 2019 and 2020 guidance for R&D and SG&A expenses on a non-GAAP basis, as both exclude restructuring costs and share-based compensation charges. Due to the forward looking nature of this information, the amount of compensation charges needed to reconcile these measures to the most directly comparable GAAP financial measures is dependent on future changes in the market price of our common stock and is not available at this time. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, The Company believes that the presentation of these non-GAAP measures, when viewed in conjunction with our GAAP results, provides investors with a more meaningful understanding of our projected operating performance because they exclude (i) expenses that pertain to non-routine restructuring events, and (ii) non-cash charges that are substantially dependent on changes in the market price of our common stock. Also, management uses these non-GAAP financial measures to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA® (levodopa inhalation powder) is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statement

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market Inbrija or any other products under development; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of Inbrija to meet market demand; third party payers (including governmental agencies) may not reimburse for the use of Inbrija or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; competition for Inbrija, Ampyra and other products we may develop and market in the future, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of Ampyra (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; we may need to raise additional funds to finance our operations and may not be able to do so on acceptable terms; the risk of unfavorable results from future studies of Inbrija (levodopa inhalation powder) or from our other research and development programs, or any other acquired or in-licensed programs ; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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Financial Statements

Acorda Therapeutics, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

	September 30,	December 31,
	2019	2018
	(unaudited)
Assets
Cash, cash equivalents and short-term investments	$253,158	$445,553
Trade receivables, net	17,553	23,430
Other current assets	16,230	30,110
Inventories, net	27,396	29,014
Property and equipment, net	130,585	60,519
Goodwill	—	282,059
Intangible assets, net	410,023	428,570
Right of use assets	24,675	—
Other assets	293	411
Total assets	$879,913	$1,299,666

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other current liabilities	$70,011	$125,741
Current portion of lease liability	7,696	—
Current portion of royalty liability	9,811	8,985
Current portion of acquired contingent consideration	3,887	4,914
Current portion of loans payable	587	616
Convertible senior notes	326,381	318,670
Non-current portion of acquired contingent consideration	107,313	163,086
Non-current portion of lease liability	24,394	—
Non-current portion of royalty liability	16,437	21,731
Non-current portion of loans payable	24,518	24,470
Deferred tax liability	2,804	7,483
Other long-term liabilities	4,732	11,987
Total stockholders' equity	281,342	611,983
Total liabilities and stockholders' equity	$879,913	$1,299,666

Acorda Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Revenues:
Net product revenues	$44,800	$139,973	$133,325	$393,388
Royalty revenues	2,922	2,841	8,587	8,893
Total revenues	47,722	142,814	141,911	402,281

Costs and expenses:
Cost of sales	7,986	25,152	26,183	76,164
Research and development	16,073	22,855	51,060	79,325
Selling, general and administrative	48,702	43,571	151,622	135,435
Goodwill impairment	277,561	—	277,561	—
Amortization of Intangible Asset	7,692	239	17,945	1,670
Change in fair value of acquired contingent consideration	(50,942)	22,700	(56,342)	21,900
Total operating expenses	307,072	114,517	468,029	314,494

Operating (loss) income	$(259,350)	$28,297	$(326,118)	$87,787

Other expense, (net)	(4,168)	(4,240)	(12,992)	(13,898)
(Loss) income before income taxes	(263,518)	24,057	(339,110)	73,889
(Provision for) benefit from income taxes	(17)	(37,968)	484	(49,802)
Net (loss) income	$(263,535)	$(13,911)	$(338,626)	$24,087

Net (loss) income per common share - basic	$(5.55)	$(0.29)	$(7.13)	$0.51
Net (loss) income per common share - diluted	$(5.55)	$(0.29)	$(7.13)	$0.51
Weighted average common shares - basic	47,511	47,184	47,491	46,840
Weighted average common shares - diluted	47,511	47,184	47,491	47,251

Acorda Therapeutics, Inc.

Non-GAAP Net (Loss) Income and Net (Loss) Income per Common Share Reconciliation

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

GAAP net (loss) income	$(263,535)	$(13,911)	$(338,626)	$24,087
Pro forma adjustments:
Non-cash interest expense (1)	3,705	3,944	12,202	11,917

Change in fair value of acquired contingent consideration (2)	(50,942)	22,700	(56,342)	21,900

Restructuring costs (3)	—	4	—	1,320

Goodwill impairment charge (4)	277,561	—	277,561	—

Share-based compensation expenses included in Cost of Sales	149	—	505	—
Share-based compensation expenses included in R&D	720	1,112	2,203	4,336
Share-based compensation expenses included in SG&A	2,424	4,023	8,785	11,910
Total share-based compensation expenses	3,292	5,135	11,494	16,246

Total pro forma adjustments	233,617	31,783	244,914	51,383

Income tax effect of reconciling items above (5)	(7,997)	9,729	(19,020)	(6,427)

Non-GAAP net (loss) income	$(21,921)	$8,143	$(74,692)	$81,897

Net (loss) income per common share - basic	$(0.46)	$0.17	$(1.57)	$1.75
Net (loss) income per common share - diluted	$(0.46)	$0.17	$(1.57)	$1.73
Weighted average common shares - basic	47,511	47,184	47,491	46,840
Weighted average common shares - diluted	47,511	47,563	47,491	47,251

(1) Non-cash interest expense related to convertible senior notes, Biotie non-convertible and R&D loans and Fampyra royalty monetization.
(2) Changes in fair value of acquired contingent consideration related to the Civitas acquisition.
(3) Costs associated with corporate restructuring initiatives.
(4) Impairment of goodwill associated with the Civitas and Biotie acquisitions.
(5) Represents the tax effect of the non-GAAP adjustments.